UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2023

GE HEALTHCARE TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41528	88-2515116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Monroe Street Chicago, IL	60661
(Address of principal executive offices)	(Zip Code)

617-443-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GEHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2023 (the “Distribution Date”), General Electric Company (“GE”) completed the previously announced distribution of approximately 80.1% of the shares of the common stock of GE HealthCare Technologies Inc. (“GE HealthCare,” the “Company,” “we,” “us,” or “our”) by GE to holders of GE common stock on a pro rata basis (the “Spin-Off”). Each holder of record of GE common stock received one share of our common stock for every three shares of GE common stock held on December 16, 2022 (the “Record Date”).

On or prior to the Distribution Date, in connection with the Spin-Off, we entered into several agreements with GE that set forth the principal actions taken or to be taken in connection with the Spin-Off and that govern the relationship between us and GE following the Spin-Off, including the following agreements:

•	a Separation and Distribution Agreement;

•	a Transition Services Agreement;

•	a Tax Matters Agreement;

•	an Employee Matters Agreement;

•	a Trademark License Agreement;

•	a Real Estate Matters Agreement; and

•	a Stockholder and Registration Rights Agreement.

The descriptions included below of the Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement, Trademark License Agreement, Real Estate Matters Agreement, and Stockholder and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Separation and Distribution Agreement

We entered into a Separation and Distribution Agreement with GE before the Spin-Off. The Separation and Distribution Agreement sets forth our agreements with GE regarding the principal actions to be taken in connection with the Spin-Off. It also sets forth other agreements that govern aspects of our relationship with GE following the Spin-Off.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies certain transfers of assets and assumptions of liabilities that were necessary in advance of our separation from GE so that we and GE retain the assets of, and the liabilities associated with, our respective businesses. The Separation and Distribution Agreement generally provides that the assets comprising our business consist of those exclusively related to our current or former business and operations (except for intellectual property and real property assets, which are allocated as further described in “Agreements Governing Intellectual Property” and “Real Estate Matters Agreement,” respectively) or otherwise allocated to the business through a process of dividing shared assets. The liabilities assumed in connection with the Spin-Off generally consist of those related to the assets comprising our business or to the past and future operations of our business, including our locations used in our current operations. The Separation and Distribution Agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between us and GE.

Reorganization Transactions

The Separation and Distribution Agreement describes certain actions related to our separation from GE that occurred prior to the Spin-Off, or in limited instances, that will occur following the Spin-Off, including the contribution by GE to us of the assets and liabilities that comprise our business.

Subsequent Separation Transaction

The Separation and Distribution Agreement provides that, in connection with GE’s announced intention to effect, following the Distribution, separation transactions involving certain other businesses of GE (collectively, a “Subsequent Separation Transaction”), which is currently contemplated to be effected as a spin-off of GE’s renewable energy, power and digital businesses, GE will be entitled to allocate and assign to the transferee(s) in any such Subsequent Separation Transaction GE’s and GE’s subsidiaries’ rights, interests and obligations under the Separation and Distribution Agreement or any ancillary agreement between us and GE entered into in connection with the Spin-Off, which rights, interests and obligations relate to or are otherwise allocated to the applicable business(es) to be transferred, and that, in such case, we will be entitled to look only towards the applicable transferee(s) in such Subsequent Separation Transaction for satisfaction of any such assigned obligations owed to us under the Separation and Distribution Agreement or any such ancillary agreement. Upon any such assignment of such obligations in connection with any Subsequent Separation Transaction, GE and its subsidiaries will be fully released from all such assigned obligations.

Intercompany Arrangements

All agreements, arrangements, commitments, and understandings, including most intercompany accounts payable or accounts receivable, between us, on the one hand, and GE, on the other hand, terminated and/or were repaid effective as of the Distribution Date or will terminate and/or be repaid shortly thereafter, except specified agreements and arrangements that are intended to survive the Spin-Off.

Credit Support

We have agreed to use reasonable best efforts to arrange, prior to or within 120 days following the Spin-Off, for the termination or replacement of all guarantees, bank provided guarantees, covenants, indemnities, surety bonds, letters of credit, or similar assurances of credit support, other than certain specified credit support instruments, currently provided by or through GE or any of its subsidiaries for the benefit of us or any of our subsidiaries.

Representations and Warranties

In general, neither we nor GE made any representations or warranties regarding any assets or liabilities transferred or assumed (including with respect to the sufficiency of assets for the conduct of our business), any notices, consents, or governmental approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets or liabilities transferred, the absence of any defenses relating to any claim of either party, or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation and Distribution Agreement, or any ancillary agreement, all assets have been, or will be, transferred on an “as-is,” “where-is” basis.

Further Assurances

The parties each agreed to use reasonable best efforts to effect any transfers contemplated by the Separation and Distribution Agreement that have not been consummated prior to the Spin-Off. In addition, the parties each agreed to use reasonable best efforts to effect any transfer or re-transfer of any asset or liability that was improperly transferred or retained.

The Spin-Off

The Separation and Distribution Agreement governs GE’s and our respective rights and obligations regarding the proposed Spin-Off. On or prior to the Distribution Date, GE delivered approximately 80.1% of the issued and outstanding shares of our common stock to the distribution agent. On or as soon as practicable following the Distribution Date, the distribution agent will electronically deliver the shares of our common stock to GE stockholders based on the distribution ratio. The GE board of directors, in its sole and absolute discretion, determined the Record Date, the Distribution Date and the terms of the Spin-Off, including the amount of the shares of our common stock it retained. In addition, GE, at any time until the Spin-Off, could have decided to abandon the Spin-Off or modify or change the terms of the Spin-Off.

Conditions

The Separation and Distribution Agreement also provides that several conditions must have been satisfied or, to the extent permitted by law, waived by GE, in its sole and absolute discretion, before the Spin-Off could occur.

Exchange of Information

We and GE each agreed to provide each other with information reasonably needed to comply with reporting, disclosure, filing, or other requirements of any national securities exchange or governmental authority, and requested by the other party for use in judicial, regulatory, administrative, and other proceedings or in order to satisfy audit, accounting, litigation, and other similar requirements. We and GE also each agreed to use reasonable best efforts to retain such information in accordance with specified record retention policies. Each party also agreed to use its reasonable best efforts to assist the other with its financial reporting and audit obligations.

Termination

The GE board of directors, in its sole and absolute discretion, could have terminated the Separation and Distribution Agreement at any time prior to the Spin-Off.

Release of Claims

We and GE each agreed to release the other and its affiliates, successors, and assigns, and all persons that prior to the Spin-Off had been the other’s stockholders, fiduciaries, directors, trustees, counsel, officers, members, managers, employees, agents, and certain other parties, and their respective heirs, executors, administrators, successors, and assigns, from any and all liabilities, whether at law or in equity (including any right of contribution), whether arising under any contract, by operation of law, or otherwise, existing or arising from any acts or events occurring, or failing to occur, or alleged to have occurred, or to have failed to occur, or any conditions existing or alleged to have existed on or before the Spin-Off, including in connection with the Spin-Off and all other activities to implement the Spin-Off. The releases do not extend to obligations or liabilities under the Separation and Distribution Agreement or any of the other agreements between us and GE entered into in connection with the Spin-Off, to any other agreements between us and GE that remain in effect following the separation pursuant to the Separation and Distribution Agreement or any ancillary agreement, or to certain other obligations or liabilities specified in the Separation and Distribution Agreement.

Indemnification

We and GE each agreed to indemnify the other and each of the other’s current and former directors, officers, and employees, and each of the heirs, executors, administrators, successors, and assigns of any of them, against certain liabilities incurred in connection with the Spin-Off and our and GE’s respective businesses. The amount of either GE’s or our indemnification obligations will be reduced by any net insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement specifies procedures regarding claims subject to indemnification.

Transition Services Agreement

We entered into a Transition Services Agreement pursuant to which GE will provide us, and we will provide GE, with certain specified services for a limited time to ensure an orderly transition following the Spin-Off. The services GE will provide consist of digital technology, human resources, supply chain, finance, and real estate services, among others. The services that we will provide will consist of digital technology, supply chain, and real estate services, among others. The services are generally intended to be provided for a period no longer than two years following the Spin-Off. Either party may terminate the agreement with respect to any service if the other party has failed to perform any of its material obligations and such failure is not cured within thirty (30) days. Either party may, in its capacity as a recipient of services, terminate the agreement with respect to any service for convenience upon ninety (90) days’ prior written notice. The parties may otherwise negotiate mutually agreed reductions in the scope of services provided. The Transition Services Agreement provides for customary indemnification and limits on liability.

Given the short-term nature of the Transition Services Agreement, we are in the process of increasing our internal capabilities to eliminate reliance on GE for the transition services it will provide us as quickly as possible following the Spin-Off.

Tax Matters Agreement

We entered into a Tax Matters Agreement with GE that governs the respective rights, responsibilities, and obligations of GE and us after the Spin-Off with respect to all tax matters (including tax liabilities, tax attributes, tax returns, and tax contests).

The Tax Matters Agreement generally provides that GE will be responsible and will indemnify us for U.S. taxes imposed on a joint return basis relating to the Healthcare business for periods preceding the Spin-Off, subject to certain exceptions; we will be responsible and will indemnify GE for certain U.S. and all foreign taxes imposed on a joint return basis relating to the Healthcare business for periods preceding the Spin-Off, all taxes imposed on a separate return basis on us or our subsidiaries (after giving effect to the Spin-Off) for all periods, and all other taxes relating to the Healthcare business for all periods following the Spin-Off. In addition, the Tax Matters Agreement addresses the allocation of liability for taxes that were incurred as a result of restructuring activities undertaken to effectuate the Spin-Off.

In addition, the Tax Matters Agreement provides that we are required to indemnify GE for any taxes (and reasonable expenses) resulting from the failure of the Spin-Off and related internal transactions to qualify for their intended tax treatment under U.S. federal, state, and local income tax law, as well as foreign tax law, where such taxes result from (a) breaches of covenants and representations we made and agreed to in connection with the Spin-Off, (b) the application of certain provisions of U.S. federal income tax law to these transactions, or (c) any other action or omission (other than actions expressly required or permitted by the Separation and Distribution Agreement, the Tax Matters Agreement, or other ancillary agreements) we take after the Spin-Off that gives rise to these taxes. GE has the exclusive right to control the conduct of any audit or contest relating to these taxes, but we have notification and information rights regarding GE’s conduct of any such audit or contest, to the extent that we could be liable for taxes under the Tax Matters Agreement as a result of such audit or contest.

The Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, redemptions or repurchases, mergers or other business combinations, sales of assets and similar transactions) that are designed to address compliance with Section 355 and related provisions of the Internal Revenue Code of 1986, as amended, as well as state, local, and foreign tax law, and are intended to preserve the tax-free nature of the Spin-Off and related transactions. Under the Tax Matters Agreement, these restrictions apply for two years following the Spin-Off, unless GE obtains a private letter ruling from the IRS or we obtain an opinion of counsel, in each case acceptable to GE in its discretion, that the restricted action would not impact the non-recognition treatment of the Spin-Off or other transaction, or unless GE otherwise gives its consent for us to take a restricted action in its discretion. Even if such a private letter ruling or opinion is obtained, or GE does otherwise consent to our taking an otherwise restricted action, we will remain liable to indemnify GE in the event such restricted action gives rise to an otherwise indemnifiable liability. These restrictions may limit our ability to pursue strategic transactions or engage in new businesses or other transactions that may maximize the value of our business, and might discourage or delay a strategic transaction that our stockholders may consider favorable.

Employee Matters Agreement

We entered into an Employee Matters Agreement with GE that provides certain protections for our employees and former employees, sets forth the timing and general responsibilities related to the split of assets and liabilities of certain GE employee benefit and compensation plans, and provides for mutual two-year non-solicitation obligations with respect to employees at the Senior Professional Band level and higher with customary exemptions.

For example, for at least twelve months after the Spin-Off for U.S. employees (and for longer periods in Canada or as may be required by law), we will continue to provide our employees with at least the same salary/wages and cash incentive compensation opportunities in effect immediately prior to the Spin-Off. During that period, we will also continue to offer employee benefits of comparable aggregate value to those in effect immediately prior to the Spin-Off and recognize prior GE service credit for all employees employed by us on the Distribution Date.

Except as specifically provided in the Employee Matters Agreement, we will generally be responsible for all employment, employee compensation, and employee benefits-related liabilities relating to employees, former employees, and other individuals allocated to us. For these individuals, we will assume certain assets and liabilities with respect to GE’s U.S. and non-U.S. benefit plans.

The Employee Matters Agreement incorporates the indemnification provisions contained in the Separation and Distribution Agreement and provides that we will indemnify GE for certain liabilities associated with the failure to comply with our obligations under the Employee Matters Agreement, for any employment liabilities related to employees, former employees, and other individuals allocated to us that cannot be assumed, retained, transferred, or assigned as a matter of law, and for claims related to our adoption or assumption of certain employee benefit and compensation plans, and any future actions that we take with respect to those plans. The Employee Matters Agreement also reflects the adjustment of outstanding equity-based awards granted by GE prior to the Spin-Off.

Trademark License Agreement

We entered into a Trademark License Agreement, pursuant to which GE granted to us an exclusive, fee-bearing license to use certain of GE’s trademarks with respect to the “GE” brand in connection with (i) certain products and services that are exclusive to our business and (ii) our business’s trade name. GE also granted to us non-exclusive, fee-bearing licenses to use certain of GE’s trademarks in respect of certain other products and services of our business. GE also granted to us the right to use the “GE” brand in connection with certain legal entity names within our corporate structure. The licenses and rights granted is for an initial ten-year term, which will automatically renew for an unlimited number of successive ten-year renewal terms, unless terminated for certain specified events (e.g., a change of control, bankruptcy event, material breaches, or material adverse impact to the GE brand).

Real Estate Matters Agreement

We entered into a Real Estate Matters Agreement with GE that governs the allocation and transfer of real estate between us and GE and the colocation of us and GE following the Spin-Off. Certain sites will be transferred from one party to the other in accordance with the Allocation Principles described below and certain sites will be occupied by both our and GE’s employees following the Spin-Off pursuant to a Transition Services Agreement, lease, or sublease. Real estate assets are predominantly allocated (“Allocation Principles”) based on whether we or another business unit within GE have a plurality or greater of the employees assigned to the applicable property (“Majority Occupant”). For each collocated site, the minority occupant(s) can continue to occupy such site only until the expiration date of (i) the Transition Services Agreement period for Real Estate, which will be two years from the Spin Date or (ii) the applicable lease or sublease, if longer and if such longer lease or sublease has been reviewed and approved by the parties. The minority occupant(s) will pay its pro-rata share of costs for the occupied site through such expiration date. Except as otherwise agreed by the parties, the Majority Occupant will pay for any alterations or improvements necessary to demise the applicable site, if it elects to so demise such site, in its sole discretion.

Stockholder and Registration Rights Agreement

We entered into a Stockholder and Registration Rights Agreement with GE pursuant to which we agreed that, upon the request of GE, subject to certain limitations, we will use our reasonable best efforts to effect the registration under applicable federal or state securities laws of any shares of our common stock retained by GE. If we intend to file on our behalf or on behalf of any of our other security holders a registration statement in connection with a public offering of any of our securities in a manner that would permit the registration for offer and sale of our common stock held by GE, GE will have the right to include its shares of our common stock in that offering.

We will be generally responsible for all registration expenses in connection with the performance of our obligations under the registration rights provisions in the agreement, and GE will be responsible for its own internal fees and expenses, any applicable underwriting discounts or commissions, and any stock transfer taxes. The agreement also contains customary indemnification and contribution provisions by us for the benefit of GE and, in limited situations, by GE for the benefit of us with respect to the information provided by GE included in any registration statement, prospectus, or related document.

Subject to certain exceptions, if GE transfers shares covered by the agreement, it will be able to transfer the benefits of the Stockholder and Registration Rights Agreement to transferees of 5% or more of the shares of our common stock outstanding immediately following the Spin-Off, provided that each transferee agrees to be bound by the terms of the Stockholder and Registration Rights Agreement.

In addition, GE agreed to vote any shares of our common stock that it retains immediately after the Spin-Off in proportion to the votes cast by our other stockholders. In connection with such agreement, GE granted us a proxy to vote its shares of our retained common stock in such proportion. As a result, GE will not be able to exert any control over us through the shares of our common stock it retains. The proxy, however, will be automatically revoked as to a particular share upon any sale or transfer of such share from GE to a person other than GE, and neither the Stockholder and Registration Rights Agreement nor proxy limits or prohibits any such sale or transfer.

Item 2.03. Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on November 4, 2022, we entered into credit agreements providing for (i) a five-year senior unsecured revolving credit facility (the “Credit Agreement”) in an aggregate committed amount of $2.5 billion; (ii) a 364-day senior unsecured revolving facility (the “364-Day Revolving Credit Agreement” and, together with the Credit Agreement, the “Revolving Credit Facilities”) in an aggregate committed amount of $1.0 billion; and (iii) a three-year senior unsecured term loan credit facility (the “Term Loan Agreement” and, together with the

Revolving Credit Facilities, the “Credit Facilities”), in an aggregate principal amount of $2.0 billion. On the Distribution Date, we drew down the full $2.0 billion available under the Term Loan Agreement. The Term Loan Agreement, the 364-Day Revolving Credit Agreement, and the Credit Agreement were filed as Exhibits 10.8, 10.9 and 10.10, respectively, to our Registration Statement on Form 10 filed with the SEC on December 2, 2022.

Item 5.01. Changes in Control of Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

As previously reported in the Information Statement, which is included as Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 8, 2022, on or prior to January 3, 2023, the persons set forth in the table below assumed their positions as directors on our board of directors (“Board”). Also, on or prior to January 3, 2023, Rodney F. Hochman, Lloyd W. Howell, Jr., Catherine Lesjak (Chair), Anne T. Madden, and William J. Stromberg assumed positions as members of the Audit Committee of the Board; Lloyd W. Howell, Jr. Tomislav Mihaljevic, William J. Stromberg (Chair), and Phoebe L. Yang assumed positions as members of the Talent, Culture, and Compensation Committee of the Board; and Rodney F. Hochman, Risa Lavizzo-Mourey (Chair), Anne T. Madden, Tomislav Mihaljevic, and Phoebe L. Yang assumed positions as members of the Nominating and Governance Committee of the Board. Each director will be elected annually by the stockholders at each annual meeting of stockholders for a term expiring at the next annual meeting of stockholders. We have not yet set the date of the first annual meeting of stockholders to be held following the Spin-Off.

Name	Age	Committee Appointment
Peter J. Arduini	58	None
H. Lawrence Culp, Jr.	59	None
Rodney F. Hochman	67	Audit Committee and Nominating and Governance Committee
Lloyd W. Howell, Jr.	56	Audit Committee and Talent, Culture, and Compensation Committee
Catherine Lesjak	63	Audit Committee (Chair)
Anne T. Madden	58	Audit Committee and Nominating and Governance Committee
Tomislav Mihaljevic	58	Talent, Culture, and Compensation Committee and Nominating and Governance Committee
Risa Lavizzo-Mourey	68	Nominating and Governance Committee (Chair)
William J. Stromberg	62	Audit Committee and Talent, Culture, and Compensation Committee (Chair)
Phoebe L. Yang	53	Talent, Culture, and Compensation Committee and Nominating and Governance Committee

Non-Employee Director Compensation

Effective as of 5:00 p.m. Eastern time on the Distribution Date, our non-employee directors will be entitled to receive cash and equity compensation as provided in our compensation program for the non-employee directors. Under the program, non-employee directors will be compensated for service on the Board as follows:

Cash Retainers

Each non-employee director will receive an annual cash retainer of $125,000. Each non-employee director who serves as the lead independent member of the Board will receive an additional annual cash retainer of $40,000. Each non-employee director who serves as the Chair of the Board will receive an additional annual cash retainer of $130,000. Chairs of the following committees will be entitled to the following applicable additional annual cash retainers: (a) Audit Committee Chair: $25,000; (b) Talent, Culture, and Compensation Committee Chair: $20,000; and (c) Nominating and Governance Committee Chair: $15,000. The foregoing cash retainers will be payable quarterly in arrears and prorated for partial years of service.

Equity Grants

Each non-employee director will receive an annual grant of restricted stock units (“RSUs”) on the day of our annual shareholder meeting with an award value of $200,000. The grant will vest on the earliest of (i) the date of our next annual shareholder meeting, (ii) the first anniversary of the grant date, (iii) a Change in Control (as defined in the GE HealthCare LTIP) and (iv) the applicable non-employee director’s termination of service due to Disability (as defined in the GE HealthCare LTIP) or death, subject to continuous service through the applicable vesting date.

Officer Appointments

As previously reported in our Current Report on Form 8-K filed with the Commission on December 14, 2022, effective on December 14, 2022, the following persons were appointed as executive officers of the Company serving in the offices of the Company set forth beside each person’s name:

Name	Age	Position(s)
Peter J. Arduini	58	President, Chief Executive Officer, and Director
Helmut Zodl	50	Chief Financial Officer
George A. Newcomb	55	Chief Accounting Officer

As previously reported in the Information Statement, effective as of 5:00 p.m. Eastern time on the Distribution Date, the following persons were appointed as executive officers of the Company serving in the offices of the Company set forth beside each person’s name:

Name	Age	Position(s)
Frank R. Jimenez	57	General Counsel and Corporate Secretary
Betty D. Larson	46	Chief People Officer
Jan Makela	54	CEO, Imaging
Kevin M. O’Neill	54	CEO, Pharmaceutical Diagnostics
Roland Rott	51	CEO, Ultrasound
Thomas J. Westrick	54	CEO, Patient Care Solutions

Information regarding the background of the directors and executive officers of the Company is included in the Information Statement under the caption “Management,” in the subsections on pages 167 to 172, which pages are incorporated herein by reference.

GE HealthCare 2023 Long-Term Incentive Plan and GE HealthCare Mirror Long-Term Incentive Plans

We have adopted (a) the GE HealthCare 2023 Long-Term Incentive Plan (the “GE HealthCare LTIP”) and (b) the GE HealthCare Mirror 2022 Long-Term Incentive Plan, the GE HealthCare Mirror 2007 Long-Term Incentive Plan and the GE HealthCare Mirror 1990 Long-Term Incentive Plan (collectively, the “GE HealthCare Mirror LTIPs”), in each case, effective as of the Distribution Date. The GE HealthCare Mirror LTIPs were adopted to assume the converted stock options and RSUs (including performance stock units) held by employees of GE HealthCare or one of its subsidiaries and corporate and former employees of GE or one of its subsidiaries, including those held by our executive officers, in each case as a result of the Spin-Off. Grants of equity awards made after the Spin-Off to our executive officers and other employees will be made under the GE HealthCare LTIP. The GE HealthCare LTIP and the GE HealthCare Mirror LTIPs became effective as of the Distribution Date. Summaries of the GE HealthCare LTIP and GE HealthCare Mirror LTIPs are included in the Information Statement under the caption “Compensation Discussion and Analysis,” on pages 183 to 186, which pages are incorporated herein by reference.

The foregoing descriptions of the GE HealthCare LTIP and the GE HealthCare Mirror LTIPs set forth under this Item 5.02 do not purport to be complete and are qualified in their entirety by reference to the full text of such plans, which are filed as Exhibits 10.7, 10.8, 10.9, and 10.10 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01 Other Events.

On January 4, 2023, we issued a press release announcing the completion of the Spin-Off. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Separation and Distribution Agreement, dated November 7, 2022 by and between General Electric Company and GE HealthCare Technologies Inc. (f/k/a/ GE Healthcare Holding LLC), as amended.†

10.1	Transition Services Agreement, dated January 2, 2023 by and between General Electric Company and GE HealthCare Technologies Inc. (f/k/a GE Healthcare Holding LLC).†

10.2	Tax Matters Agreement, dated January 2, 2023 by and between General Electric Company and GE HealthCare Technologies Inc. (f/k/a GE Healthcare Holding LLC).†

10.3	Employee Matters Agreement, dated January 2, 2023 by and between General Electric Company and GE HealthCare Technologies Inc. (f/k/a GE Healthcare Holding LLC).

10.4	Trademark License Agreement, dated December 31, 2022 by and between General Electric Company and GE HealthCare Imaging Holding Inc.†

10.5	Real Estate Matters Agreement, dated January 2, 2023 by and between General Electric Company and GE HealthCare Technologies Inc. (f/k/a GE Healthcare Holding LLC).

10.6	Stockholder and Registration Rights Agreement, dated January 2, 2023 by and between General Electric Company and GE HealthCare Technologies Inc. (f/k/a GE Healthcare Holding LLC).†

10.7	GE HealthCare 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 filed with the SEC on December 14, 2022).

10.8	GE HealthCare Mirror 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.12 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 filed with the SEC on December 14, 2022).

10.9	GE HealthCare Mirror 2007 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.13 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 filed with the SEC on December 14, 2022).

10.10	GE HealthCare Mirror 1990 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.14 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 filed with the SEC on December 14, 2022).

99.1	Press Release, dated January 4, 2023, issued by GE HealthCare Technologies Inc. (f/k/a GE Healthcare Holding LLC).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

†

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) and Item 601(b)(10)(iv) of Regulation S-K, as applicable. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 4, 2023

GE HEALTHCARE TECHNOLOGIES INC.

By:	/s/ Frank R. Jimenez
Name: Frank R. Jimenez
Title: General Counsel and Corporate Secretary